EXHIBIT 10.17

                           RECEIVABLES SALE AGREEMENT

                            Dated as of June 18, 1997


                                 by and between

                              EQUALNET CORPORATION,

                                 as Seller, and


                         RECEIVABLES FUNDING CORPORATION

                        as Purchaser and Master Servicer
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      RECEIVABLES SALE AGREEMENT (the "Agreement"), dated as of June 18, 1997, by and between EQUALNET CORPORATION, a Delaware corporation, as Seller and Subservicer, and RECEIVABLES FUNDING CORPORATION, a Delaware corporation, as Purchaser and Master Servicer.

                                   WITNESSETH:

      WHEREAS, the Seller desires to sell certain of its telecommunication receivables and the Purchaser is a corporation formed for the purpose of purchasing certain telecommunication receivables from time to time;

      WHEREAS, the Purchaser shall act in its capacity as the Master Servicer to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement (the "Purchased Receivables");

      WHEREAS, the Purchaser and the Master Servicer desire that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables; and

      WHEREAS, the Seller has been requested and is willing to act as the Subservicer.

      NOW, THEREFORE, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

      Section 1.1. CERTAIN DEFINED TERMS. The terms used in this Agreement shall have the respective meanings set forth on Exhibit A.

      Section 1.2. OTHER TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined in this Agreement, are used in this Agreement as defined in such Article 9.

            ARTICLE II - PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

      Section 2.1. OFFER TO SELL. Seller shall offer to sell, transfer, assign and set over to Purchaser those Eligible Receivables set forth on a list of such Eligible Receivables which shall be delivered by the Seller to the Purchaser no later than three (3) Business Days prior to each Purchase Date.

      Section 2.2. PURCHASE OF RECEIVABLES. Upon receipt of the list of Eligible Receivables pursuant to Section 2.1, the Master Servicer, in its sole discretion, will confirm which of the Eligible Receivables offered by Seller that the Purchaser will Purchase. The Purchase of such Receivables shall occur upon payment of the Purchase Price. Upon Purchase of the Receivables, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser, all of Seller's right, title and interest in and to the Purchased Receivables. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership in any Purchased Receivable. The Seller shall indicate in its Records that ownership interest in any Purchased Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner of the Purchased Receivables, and possession of any Required Information relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only.

      Section 2.3. PURCHASE PRICE AND PAYMENT. The Purchase Price for Receivables purchased on any Purchase Date shall be an amount equal to the aggregate Net Values of such Purchased Receivables. The Purchase Price to be paid
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on such Purchase Date shall be reduced by (a) the Program Fees as of such
Purchase Date, (b) the amount, if any, by which the Seller Credit Reserve Account (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date, (c) any Rejected Receivable Amount, (c) any Defaulted Receivable Amount, and (e) other amounts due the Purchaser in accordance with this Agreement.

      Section 2.4. ESTABLISHMENT OF ACCOUNTS; CONVEYANCE OF INTERESTS THEREIN; INVESTMENTS. (a) A Lockbox Account(s) will be established or assigned, as the case may be, for the benefit of the Purchaser into which all Collections from Payors with respect to Receivables shall be deposited. The Lockbox Account(s) will be maintained at the expense of the Seller. The Seller agrees to deposit all Collections it receives with respect to Receivables in said Lockbox Account(s) and will instruct all Payors to make all payments on Receivables to said Lockbox Account(s). Such direction shall be provided to each Payor in a timely manner mutually agreed upon by the Seller and Purchaser.

      (b) The Purchaser has established and shall maintain the "Collection Account" (the "Collection Account") and the "Seller Credit Reserve Account" (the "Seller Credit Reserve Account").

      (c) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to all amounts deposited, from time to time, in the Lockbox Account(s), the Collection Account and the Seller Credit Reserve Account. The Purchaser agrees to return in a timely manner to Seller any payments or amounts received in the Collection Account other than Collections with respect to Purchased Receivables subject to
(i) that the Purchaser has reasonably sufficient information to properly identify the underlying Receivable to which such Collection(s) should be applied and (ii) the satisfaction of any amounts due and owing the Purchaser in accordance with Section 5.3 of this Agreement. Any Collections relating to Receivables held by the Seller or the Subservicer pending deposit to the Lockbox Account(s) as provided in this Agreement, shall be held in trust for the benefit of the Purchaser until such amounts are deposited into the Lockbox Account(s) or such other accounts established by the Seller and placed under the sole direction and control of the Purchaser. All Collections in respect of Purchased Receivables received by the Seller and not deposited directly by the Payor in the Lockbox Account(s) shall be remitted to the Lockbox Account(s) or other such account(s) established by the Seller and which shall be assigned to and under the sole discretion of the Purchaser on the day of receipt or the following Business Day if the day of receipt is not a Business Day, and if such Collections are not remitted on a timely basis, in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 12% per annum or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency.

      Section 2.5. GRANT OF SECURITY INTEREST. It is the intention of the parties to this Agreement that each payment of the Purchase Price by the Purchaser to the Seller for Purchased Receivables to be made under this Agreement shall constitute part of the purchase and sale of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced by this Agreement constitutes a loan and not a purchase and sale, it is the intention of the parties that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Lockbox Account(s), the Collection Account and the Seller Credit Reserve Account; all other rights relating to and payments made under this Agreement, and all proceeds of any of the foregoing.

      Section 2.6. FURTHER ACTION EVIDENCING PURCHASES. The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder.

                      ARTICLE III - CONDITIONS OF PURCHASES
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      Section 3.1. CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase from the
Seller by the Purchaser shall be subject to the conditions precedent that:

      (a) No Event of Seller Default has occurred and the Seller is in compliance with each of its covenants and representations set forth in Sections
4.1 and 4.2 of this Agreement;

      (b) The Seller shall have delivered to the Purchaser a complete copy of each of the then current Carrier Agreements, Clearinghouse Agreements and Billing and Collection Agreements and any amendment or modification of such agreements;

      (c) The Seller shall have delivered to the Purchaser a copy of each written notice delivered by or received by either the Carrier, Billing and Collection Agent, Clearinghouse Agent or the Seller with respect to any Carrier Agreements, Clearinghouse Agreements and/or the Billing and Collection Agreements; and

      (d) The Termination Date shall not have occurred.

      ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

      Section 4.1. REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO THE SELLER. The Seller represents and warrants to the Purchaser and Master Servicer, as of the date of this Agreement and on each subsequent Purchase Date, as follows:

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which it is doing business (as of the date hereof such representation is subject to that set forth on Schedule 6 attached hereto) and has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated thereby; and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

      (b) The execution, delivery and performance by the Seller of this Agreement and the Related Documents and the transactions contemplated thereby
(i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) any contractual restriction contained in any loan or other agreement or instrument binding on or affecting the Seller or its property; or (B) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and (iii) does not result in or require the creation of any adverse claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

      (c) Other than as set forth on Schedule 4 attached hereto, there is no court order, judgment, writ, pending or threatened action, suit or proceeding, of a material nature against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect the Seller, this Agreement, the Related Documents, the Receivables, the Contracts or any LOA, or (iv) asserting a claim for payment of money in excess of $50,000;

      (d) The primary business of the Seller is the provision of telecommunication services and/or equipment. All license numbers issued to the Seller by any Governmental Authority are set forth on Schedule 1 and the Seller has complied in all material respects with all applicable laws, rules, regulations, orders and related Contracts and all restrictions contained in any agreement or instrument binding on or affecting the Seller, and has and maintains all permits, licenses, certifications, authorizations, registrations, approvals and consents of Governmental Authorities or any other party materially necessary for the business of the Seller and each of its Subsidiaries;

      (e) The Seller (i) has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller, which, if not paid in such manner could have a material adverse affect on the results or operations or the
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financial condition of the Seller or its ability to comply with the terms and conditions of this Agreement; (ii) has furnished to the Purchaser copies of its financial statements for the nine month period ended March 31, 1997, prepared internally by the Seller, which fairly present the financial condition of the Seller, all in accordance with generally accepted accounting principles consistently applied; (iii) since March 31, 1997 there has been no material adverse change in any such condition, business or operations other than that disclosed to the Purchaser by the Seller prior to the date of this Agreement; and (iv) the Seller has delivered to the Purchaser within 45 days after the end of each subsequent three month period the financial statements, including balance sheet and income statement prepared in accordance with generally accepted accounting principles, of the Seller as of the end of such three month period, certified by an officer of the Seller;

      (f) All information furnished by or on behalf of the Seller to the Master Servicer or the Purchaser in connection with this Agreement is true and complete in all material respects and does not omit to state a material fact and the sales of Purchased Receivables under this Agreement are made by the Seller for reasonably equivalent value and without intent to hinder, delay or defraud present or future creditors of the Seller;

      (g) The Lockbox Account(s) is/are the only lockbox account(s) to which Payors have been or will be instructed to direct Receivable proceeds and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached hereto as Exhibit B, which such notice is to provided to each Payor in a timely manner, to remit all payments with respect to such Receivable for deposit in the Lockbox Account(s);

      (h) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are not now, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth on Schedule 2 attached hereto;

      (i) The legal name of the Seller is as set forth at the beginning of this Agreement. During the past six years, the Seller changed its name from Equal Net Communications, Inc. to EqualNet Corporation, and during such period, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names other than those appearing on Schedule 2 of this Agreement;

      (j) The Seller has not done anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and shall not waive or otherwise permit or agree to any deviation from the terms or conditions of any Purchased Receivable or any related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, Contract or LOA without first providing the Purchaser with thirty days written notice thereof except where such amendment or waiver would not have a material adverse effect upon either the validity or ability of the Subservicer to collect amounts due and owing with respect to Purchased Receivables; and

      (k) For federal income tax reporting and accounting purposes, the Seller will treat the sale of each Purchased Receivable pursuant to this Agreement as a sale of, or absolute assignment of its full right, title and ownership interest in such Purchased Receivable to the Purchaser to the extent such treatment does not conflict with either GAAP or the Internal Revenue Code of 1986, as amended from time to time (the "Code"), to the extent that such treatment does not conflict with either GAAP or the Code.

      Section 4.2. REPRESENTATIONS AND WARRANTIES OF THE SELLER AS TO PURCHASED RECEIVABLES. With respect to each Purchased Receivable sold pursuant to this Agreement the Seller represents and warrants, as of the date hereof and on each subsequent Purchase Date, as follows:

      (a) Such Receivable (i) consists of all the Required Information; (ii) is the liability of an Eligible Payor and (iii) was created by the provision or sale of telecommunication services or equipment by the Seller in the ordinary course of its business; (iv) has a Purchase Date no later than 90 days from its Billing Date, is not a Purchased Receivable which, as of any Determination Date, payment by the Payor of such Receivable has been received and is not duplicative of any other Receivable; and (v) is owned by the Seller free and clear of any adverse claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and no consent other than those secured and
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delivered to the Purchaser on or prior to the Closing Date from any Governmental
Authority, the Payor, a Carrier, the Billing and Collection Agent, the Clearinghouse Agent or any other Person shall be required to effect the sale of any Purchased Receivables;

      (b) The Eligible Receivable Amount set forth in the applicable Required Information of such Receivable is payable in United States Dollars and is not in excess of $25,000 with respect to any one individual Payor of any Payor Class other than an Eligible Receivable payable under a Billing and Collection Agreement as set forth on the attached Schedule 3, and is net of any adjustments or other modifications contemplated by any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise and neither the Receivable nor the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or Contract has or will be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, the Payor, the Carrier, the Clearinghouse Agent or the Billing and Collection Agent other than routine credits and adjustments made in the ordinary course of providing customer service to customer accounts, and is not nor will be subject to compromise, adjustment, termination or modification, whether arising out of transactions concerning the Contract, any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise; and

      (c) There are no procedures or investigations pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable, Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, LOA or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Receivable or payment and performance of the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, or such other Contract, (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, or such other Contract or LOA.

      Section 4.3. NEGATIVE COVENANTS OF THE SELLER. The Seller shall not, without the written consent of the Purchaser and the Master Servicer, which such consent will not be unreasonably withheld:

      (a) Sell, assign or otherwise dispose of, or create or suffer to exist any adverse claim or lien upon any Receivable, related Contract, the Lockbox Account(s), the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Receivable;

      (b) Submit or permit to be submitted to Payors any invoice for telecommunication services or equipment rendered by or on behalf of Seller which contains a "pay to" address other than the Lockbox Account(s);

      (c) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names; or

      (d) Enter into or execute any Clearinghouse Agreement or Billing and Collection Agreement (other than those listed on Exhibit 3 hereof) or any amendment or modification thereof, unless such amendment or modification would not have a material adverse effect upon either the validity or ability of the Subservicer to collect amounts due and owing with respect to Purchased Receivables.

      Section 4.4. REPURCHASE OBLIGATIONS. Upon discovery by any party to this Agreement of a breach of any representation or warranty in this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein (herein a "Rejected Receivable"), the party discovering such breach shall give prompt written notice to the other parties to this Agreement. Thereafter, on the next Purchase Date, the Net Value of the Rejected Receivables shall be deducted from the amount otherwise payable to the Seller pursuant to Section 2.3. In the event that the full Net Value of such Rejected Receivables is not deposited in the Collection Account pursuant to the foregoing sentence, the Purchaser shall deduct any such deficiency from the Excess Collection Amount and/or make demand upon the Seller to pay any such deficiency to the Purchaser for deposit to the Collection Account.

                       ARTICLE V - ACCOUNTS ADMINISTRATION

      Section 5.1. COLLECTION ACCOUNT. The Purchaser and the Master Servicer acknowledge that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be administered in accordance with Section 5.3.

      Section 5.2. DETERMINATIONS OF THE MASTER SERVICER. On each Determination Date, the Master Servicer will determine:

      (a) the Net Value of all Purchased Receivables which have become Rejected Receivables since the prior Purchase Date (the "Rejected Receivable Amount");

      (b) the amount of Collections up to the Purchase Price of all Purchased Receivables received since the prior Determination Date (the "Paid Receivables Amount");

      (c) the Net Value of all Purchased Receivables which have become Defaulted Receivables since the prior Purchase Date (the "Defaulted Receivable Amount");

      (d) the aggregate amount deposited in the Collection Account in excess of the Purchase Price of each Purchased Receivable since the prior Determination Date (the "Excess Collection Amount"); and

      (e) the Net Value of all Purchased Receivables less the Rejected Receivable Amount and the Defaulted Receivable Amount as of the current Determination Date. The Master Servicer's determinations of the foregoing amounts shall be presumed correct unless later determined to be in error, in which case the party alleging such error must provide the other party with written notification thereof, and any mutually agreed upon and verified variance in such determination shall be corrected in a timely manner. The Master Servicer shall notify the Purchaser of such determinations.

      Section 5.3. DISTRIBUTIONS FROM ACCOUNTS. (a) No later than 11:00 a.m. on each Determination Date, following the determinations set forth in Section 5.2, the Master Servicer will withdraw from the accounts the following amounts:

            (i) the Paid Receivables Amount and the Rejected Receivable Amount plus any outstanding Rejected Receivable Amount applicable to any prior period from the Collection Account and deposit such amount in the Purchase Account;

            (ii) the Defaulted Receivable Amount from the Seller Credit Reserve Account and deposit such amount in the Purchase Account; and

            (iii) the Excess Collection Amount and deposit such amount in the Seller Credit Reserve Account to the extent that the Seller Credit Reserve Account is less than the Specified Credit Reserve Balance.

      (b) Until the Termination Date, on each Purchase Date the Master Servicer shall pay to the Purchaser by withdrawal from the Collection Account all amounts due and owing the Purchaser in accordance with Sections 2.3, 4.4, 5.4, 8.1 and
9.4 and pay the balance, if any, to the Seller by check or wire transfer; PROVIDED, HOWEVER, with respect to Receivables processed or cleared pursuant to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement, if applicable, any Excess Collection Amount shall be retained by the Purchaser until such time that the billing cycle (or batch) to which such Excess Collection Amount applies is deemed closed by the Purchaser which, absent the occurrence of an Event of Default, will occur no later than the Purchase Date following such determination.

      Section 5.4. ALLOCATION OF MONEYS FOLLOWING TERMINATION DATE. Following the Termination Date and the Purchaser's receipt of the Termination Fee, if applicable, from the Seller, the Master Servicer shall withdraw an amount
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equal to the Program Fee, to the extent owed, Rejected Receivable Amount and any deficiency in the Specified Credit Reserve Account balance from the Collection Account on each Purchase Date and deposit it in the Purchase Account. To the extent that such funds do not equal the Program Fee and Rejected Receivable Amount, the Seller shall deposit any such deficiency in the Purchase Account within five Business Days following demand therefor. After withdrawing such amounts, if any, owed to Purchaser, Purchaser shall forward to Seller in a timely manner the balance of any funds held by Purchaser which the right, title and interest therein belongs to Seller. Distribution of monies collected subsequent to the Termination Date will continue in a manner consistent with that described in Section 5.3.

                   ARTICLE VI - APPOINTMENT OF THE SUBSERVICER

      Section 6.1. APPOINTMENT OF THE SUBSERVICER. The Master Servicer and the Purchaser hereby appoint the Seller and the Seller hereby accepts such appointment to act as Subservicer under this Agreement. The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract or LOA; and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable all in accordance with (i) customary and prudent servicing procedures for telecommunication receivables of a similar type, and (ii) all applicable laws, rules and regulations; and shall serve in such capacity until the termination of its responsibilities pursuant to Section 6.4 or 7.1. The Subservicer may, with the prior consent of the Purchaser, which consent shall not be unreasonably withheld and which shall be considered delivered upon execution of this Agreement with respect to USBI, ESBI, Claremont, Centillion, ACUS, Millikan & Michael and Pinnacle Financial, subcontract with a subservicer for billing, collection, servicing or administration of the Receivables. Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.

      Section 6.2. DUTIES AND OBLIGATIONS OF THE SUBSERVICER. (a) The Subservicer shall at any time permit the Purchaser or any of its representatives to visit the offices of the Subservicer and examine and make copies of all Servicing Records;

      (b) The Subservicer shall notify the Purchaser of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim, other than routine matters which are processed and resolved by the Subservicer in less than thirty days, that is or may be asserted by any Person with respect to any Purchased Receivable.

      (c) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

      Section 6.3. SUBSERVICING EXPENSES. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

      Section 6.4. SUBSERVICER NOT TO RESIGN. The Subservicer shall not resign from the duties and responsibilities hereunder except upon determination that
(a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser.

      Section 6.5. AUTHORIZATION OF THE MASTER SERVICER. The Seller hereby authorizes the Master Servicer (including any successors thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Master Servicer to collect all amounts due under any and all Purchased Receivables, process all Collections, commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof. The Seller shall furnish the Master

Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement, and shall cooperate with the Master Servicer to the fullest extent in order to ensure the collectibility of the Purchased Receivables.

                     ARTICLE VII - EVENTS OF SELLER DEFAULT

      Section 7.1. EVENTS OF SELLER DEFAULT. If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

      (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement which remains uncured for 5 Business Days following notice from the Purchaser with respect thereto, provided, however, the failure of the Purchaser to provide such notice shall not in any way be considered a waiver of any right or remedy available to the Purchaser under this Agreement;

      (b) An Insolvency Event shall have occurred; however, if such Insolvency Event is initiated by third parties against the Seller, Seller shall not be in default unless Seller fails or refuses to have such third party action dismissed within sixty days of service of process on Seller seeking such relief;

      (c) There is a material breach of any of the representations and warranties of the Seller as stated in Sections 4.1 or 4.2 that has remained uncured for a period of 30 days;


      (d) Any Governmental Authority shall file notice of a lien with regard to any of the assets of the Seller or with regard to the Seller which remains undischarged for a period of 30 days;

      (e) As of the first day of any month, the aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables during the prior three-month period shall exceed 5.0% of the average aggregate Net Values of all Purchased Receivables then owned by the Purchaser at the end of each of such three months;

      (f) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

      (g) The termination of any Clearinghouse Agreement, if applicable, and/or any Carrier Agreement or Billing and Collection Agreement for any reason whatsoever absent the consummation of a substitute Clearinghouse Agreement, Carrier Agreement and/or Billing and Collections Agreement, as the case may be, within ten Business Days of the termination thereof;

      (h) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days; or

      (i) A Termination Event shall have occurred;

then and in any such event, the Master Servicer may, by notice to the Seller and the Purchaser declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, and the Purchaser shall make no further Purchases from the Seller. The Purchaser and the Master Servicer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.

              ARTICLE VIII - INDEMNIFICATION AND SECURITY INTEREST

      Section 8.1. INDEMNITIES BY THE SELLER. (a) Without limiting any other rights that the Purchaser, the Master Servicer, or any director, officer, employee or agent of either such party (each an "Indemnified Party") may have under this Agreement or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to this Agreement or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.

      (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, which such demand shall set forth satisfactory evidence of a right of indemnification and the corresponding amount at issue, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

      Section 8.2 SECURITY INTEREST. The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's Customer Base, including but not limited to, all past, present and future customer contracts, lists, agreements, LOA's (other than as set forth on Schedule 5 attached hereto as to such LOA's only) or arrangements relating thereto; all of the Seller's right, title and interest in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, including all rights to payments under any related Contracts, contract rights, instruments, documents, chattel paper, general intangibles, LOA's or other agreements with all Payors and all the Collections, Records and proceeds thereof; any other obligations or rights of Seller to receive any payments in money or kind; all cash or non-cash proceeds of the foregoing; all of the right, title and interest of the Seller in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.4, 4.4, 5.2, 7.1(a) and (b), and 8.1, but excluding recourse for unpaid Purchased Receivables. This Section 8.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.

                           ARTICLE IX - MISCELLANEOUS

      Section 9.1. NOTICES, ETC. All notices, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

      Section 9.2. REMEDIES. No failure or delay on the part of the Purchaser or the Master Servicer to exercise any right hereunder shall operate as a waiver or partial waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 9.3. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser, the Master Servicer and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Master Servicer. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder for the benefit of third parties. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this

Section 9.3 consistent with the terms and provisions of this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; PROVIDED, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Master Servicer pursuant to Article IV and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

      Section 9.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under Article VIII, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, and the other documents to be delivered hereunder, including, without limitation: (i) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or the Master Servicer with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the other documents to be delivered hereunder; (ii) any and all accrued Program Fee and amounts related thereto not yet paid to the Purchaser; and (iii) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      (b) If the Seller or the Subservicer fails to pay any Lockbox Account(s) fees or other charges or debits related to such accounts, to pay or perform any agreement or obligation contained under this Agreement, the Purchaser may, or may direct the Master Servicer to pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser or the Master Servicer incurred in connection therewith shall be payable by the party which has failed to so perform.

      Section 9.5. AMENDMENTS; WAIVERS; CONSENTS. No modification, amendment or waiver of, or with respect to, any provision of this Agreement or the Related Documents, shall be effective unless it shall be in writing and signed by each of the parties hereto. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer, the Purchaser and the Master Servicer, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

      Section 9.6. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

      (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO

AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

      (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      Section 9.7. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             EQUALNET CORPORATION, as Seller and as Subservicer

                             By: ____________________________
                             Name:  Michael Hlinak
                             Title: Vice President / Chief Operating Officer

                             Address at which the chief executive office is located:

                             Address:           1250 Wood Branch Park Drive
                                                Houston, Texas  77079
                             Attention:         Carl Schmidt, C.F.O.
                             Phone number:      (281) 529-4646
                             Telecopier number: (281) 529-4650

                             ADDITIONAL LOCATIONS AT WHICH THE SELLER
                             DOES BUSINESS AND MAINTAINS RECORDS:
                             _______________________________________________
                             _______________________________________________

                             ADDITIONAL NAMES UNDER WHICH SELLER DOES BUSINESS:

                             Equal Net Communications

                             EqualNet Communications

                             Creative Communications

                             Creative Communications International

                             Agency Services

                             US Business Alliance

                             Digital Network Services


                             RECEIVABLES FUNDING CORPORATION


                             By: ____________________________
                             Name:       Mark D. Quinlan
                             Title:            Vice President

                             Address:           130 East Chestnut Street
                                                Suite 400
                                                Columbus, OH  43215
                             Attention:         Mark Quinlan
                             Phone number:      (614) 229-7979
                             Telecopier number: (614) 229-7980

                                                                       EXHIBIT A

                                   DEFINITIONS

      "BASE RATE" means, as of any Purchase Date, a percentage equal to the Provident Bank prime lending rate plus 4.5% per annum.

      "BILLED AMOUNT" means, with respect to any Receivable the amount billed or to be billed to the related Payor with respect thereto prior to the application of any Gross Liquidation Rate.

      "BILLING AND COLLECTION AGENT" means the party performing billing and collection services for and on behalf of the Seller pursuant to the terms of a Billing and Collection Agreement.

      "BILLING AND COLLECTION AGREEMENT" means any written agreement whereby a party is obligated to provide end-user billing and collection services with respect to the Seller's accounts.

      "BILLING DATE" means the date on which the invoice with respect to a Receivable was submitted to the related Payor which shall be not more than 45 days from the date on which telecommunication services were provided to the end user of such services.

      "BUSINESS DAY" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio.

      "CARRIER" means a provider of telecommunication services which such services are resold by the Seller.

      "CARRIER AGREEMENT" means any written agreement, contract or arrangement whereby a Carrier is obligated to provide certain services to the Seller.

      "CLEARINGHOUSE AGENT" means the party performing services for and on behalf of the Seller pursuant to the terms and provisions of a Clearinghouse Agreement.

      "CLEARINGHOUSE AGREEMENT" means any written agreement, contract or arrangement whereby a party is obligated to perform certain services for the Seller, including, without limitation, processing certain information provided by the Seller to the Clearinghouse Agent and remitting such processed information to one or more Billing and Collection Agents for billing and collection of Seller's accounts.

      "CLOSING DATE" means June 18, 1997.

      "COLLECTION ACCOUNT" means the account established pursuant to Section 2.4(b).

      "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

      "CONTRACT" means an agreement (or agreements) pursuant to, or under which, a Payor shall be obligated to pay for telecommunication services rendered by the Seller from time to time.

      "CUSTOMER BASE" means all of the Seller's past, present and future customer contracts, agreements, LOA's or other arrangements, any customer list relating thereto and any information regarding prospective customers and contracts, agreements, LOA's or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing.

      "DEFAULTED RECEIVABLE" means a Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 90 days from the Billing Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in
Section 7.1(b); or (c) the Master Servicer otherwise deems any part of the Net Value thereof to be uncollectible for reasons other than a breach of a representation or warranty under Article IV hereof.

      "DEFAULTED RECEIVABLE AMOUNT" has the meaning specified in Section 5.2(c).

      "DETERMINATION DATE" means the Business Day preceding the Purchase Date of each week.

      "ELIGIBLE PAYOR" means a Payor which is (a) (i) a corporation, partnership or any other statutory organization organized under the laws of any jurisdiction in the United States and having its principal office in the United States; (ii) an individual or sole proprietorship which is a resident of any jurisdiction in the United States; (iii) a Clearinghouse Agent; or (iv) a Billing and Collection Agent; (b) not an Affiliate of any of the parties hereto; (c) has executed and delivered to the Seller either (i) a Contract, (ii) an LOA, (iii) a Clearinghouse Agreement or (iv) a Billing and Collection Agreement; and (d) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivables to be purchased.

      "ELIGIBLE RECEIVABLE" means, at any time, a Receivable as to which the representations and warranties of Section 4.2 are materially true and correct in all respects at the time of Purchase.

      "ELIGIBLE RECEIVABLE AMOUNT" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to the Gross Liquidation Rate associated with the Payor Class with respect to such Eligible Receivable.

      "EVENT OF SELLER DEFAULT" has the meaning specified in Section 7.1.

      "EXCESS COLLECTION AMOUNT" has the meaning specified in Section 5.2(d).

      "GOVERNMENTAL AUTHORITY" means the United States of America, Federal, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

      "GROSS LIQUIDATION RATE" means a factor, conclusively determined by the Master Servicer from time to time, with respect to a designated Payor Class based on (i) the Seller's historical experience with respect to Collections for such Payor Class, (ii) the terms and provisions of any Billing and Collection Agreement and (iii) the terms and provisions of any Clearinghouse Agreement, determined on the basis of actual Collections which are expected to be received on a Receivable within 90 days of its Billing Date.

      "INSOLVENCY EVENT" means the occurrence of an event whereby the Seller makes a general assignment for the benefit of creditors; or where any proceeding is instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or which seeks the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Seller or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian or other similar official for it or for any substantial part of its property.

      "LOA" means a letter of agency, or other authorization, obtained by the Seller from each Payor designating the Seller as its long distance telecommunications provider and otherwise of a type or in a form acceptable under applicable laws.

      "LOCKBOX ACCOUNT(S)" means the account established pursuant to Section 2.4(a).

      "MASTER SERVICER" means Receivables Funding Corporation, a Delaware corporation, or any Person designated as the successor Master Servicer, and its successors and assigns, from time to time.

      "NET VALUE" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii) .90; minus (b) all Collections received with respect thereto; PROVIDED, that if the Master Servicer makes a determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero.

      "PAID RECEIVABLES AMOUNT" has the meaning specified in Section 5.2(b).

      "PAYOR" means, the Person obligated to make payments in respect of any Receivables.

      "PAYOR CLASS" means, with respect to any Payor, one of the following: (a) Clearinghouse Agent; (b) Billing and Collection Agent; (c) statutory organization; or (d) individuals and sole proprietorships.

      "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "PRIOR NET VALUE AMOUNT" has the meaning specified in Section 5.2(a).

      "PROGRAM FEE" means (a) as of each Purchase Date, an amount equal to (i) 7/360 of the annualized Base Rate multiplied by (ii) the then current Net Value of all Purchased Receivables including (A) Rejected Receivables and (B) those Receivables to be purchased on such Purchase Date.

      "PURCHASE" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 2.2.

      "PURCHASE ACCOUNT" means the account of the Purchaser titled "Purchase Account."

      "PURCHASE COMMITMENT" means an amount not to exceed $8,000,000 with an initial maximum funding of up to $6,000,000. Maximum monthly increases thereafter shall not exceed $350,000 above the prior month's highest outstanding aggregate Net Value of Purchased Receivables, or other such amounts to which Seller and Purchaser may otherwise agree in writing. Subject to the prior written approval by the Purchaser and payment by the Seller of all applicable fees as agreed by and between the Seller and Purchaser, the Seller may request, in writing, an incremental increase in the Purchase Commitment in an amount equal to $3,000,000 during the period commencing six months from the Closing Date through a period nine months from such Closing Date; and an additional $4,000,000 during the period commencing ten months from the Closing Date through the one year anniversary of the Closing Date.

      "PURCHASE DATE" means the Closing Date and thereafter, Wednesday of each week or the next succeeding Business Day if such day is not a Business Day, or such other date that the Seller and Purchaser may mutually agree.

      "PURCHASE PRICE" has the meaning specified in Section 2.3.

      "PURCHASED RECEIVABLE" means any Receivable which has been purchased by the Purchaser hereunder including a Rejected Receivable prior to its repurchase.

      "PURCHASER" means Receivables Funding Corporation, a Delaware corporation, together with its successors and assigns.

      "RECEIVABLE" means (a) an account receivable arising from the provision or sale of telecommunication services for a single monthly usage period (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor; (c) all rights, remedies, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable including, but not limited to, any Billing and Collection Agreement and any Clearinghouse Agreement; and (d) all Collections, Records and proceeds with respect to any of the foregoing. In the instance of a Receivable with respect to which the Payor is a Billing and Collection Agent pursuant to a Billing and Collection Agreement, the amount owed to the Seller by the Billing and Collection Agent is the "Receivable" which is eligible for Purchase by the Purchaser and not the amount owing to, or collected by, the Billing and Collection Agent from the end user of telecommunication services provided by the Seller.

      "RECORDS" means all Contracts, LOA's and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller, the Subservicer or Additional Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

      "REJECTED RECEIVABLE AMOUNT" has the meaning specified in Section 5.2(e).

      "REJECTED RECEIVABLE" has the meaning specified in Section 4.4.

      "RELATED DOCUMENTS" means all documents required to be delivered thereunder and under this Agreement.

      "REQUIRED INFORMATION" means, with respect to a Receivable, (a) the Payor,
(b) the Eligible Receivable Amount, (c) the Billing Date, (d) the Payor telephone number and (e) the Payor account number, if applicable.

      "SELLER" means EqualNet Corporation, a Delaware corporation, together with its successors and assigns.

      "SELLER CREDIT RESERVE ACCOUNT" means the account established pursuant to
Section 2.4(c).

      "SERVICING RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer, Additional Subservicer or the Master Servicer with respect to the Purchased Receivables and the related Payors.

      "SPECIFIED CREDIT RESERVE BALANCE" means, as of any Purchase Date, an amount equal to 5.00% of the Net Value of Purchased Receivables including (a) Rejected Receivables (net of recoveries) and (b) those Receivables to be purchased on such Purchase Date.

      "SUBSERVICER" means the Seller, or any Person designated as Subservicer hereunder.

      "TERMINATION DATE" means the earlier of (a) June 18, 1998; (b) a Termination Event; (c) the occurrence of an Event of Seller Default as set forth in Section 7.1 of this Agreement; or (d) ninety days following the Seller's delivery of a written notice to the Purchaser setting forth Seller's desire to terminate this Agreement and the payment of the Termination Fee with respect thereto.

      "TERMINATION EVENT" means the occurrence of an event under any loan agreement, indenture or governing document following which the funding of the Purchaser to be utilized in purchasing Receivables hereunder may be terminated.

      "TERMINATION FEE" means an amount to be paid by the Seller to the Purchaser equal to 2.5% of the Purchase Commitment in the event of an occurrence of an Event of Seller Default resulting in the termination of this Agreement; or in the event the Seller desires to terminate this Agreement, whereby such termination shall be effective only in the event that (a) the Seller has provided the Purchaser prior written notice thereof; and (b) the Seller has paid to Purchaser and Purchaser has received from Seller an amount equal to (i) 2.5% of the Purchase Commitment if such notice of termination is provided to the Purchaser not less than 30 days prior to the expiration of the six month period following the Closing Date; and (ii) 2.0% of the Purchase Commitment if such notice of termination is provided to the Purchaser during the period commencing with the seventh month from the Closing Date and ending on the one year anniversary from the Closing Date.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

                                                                      SCHEDULE 1

                            SELLER'S LICENSE NUMBERS


          NAME OF SELLER                           LICENSE NUMBERS
      --------------------                        ---------------------
     EqualNet Corporation                      FCC Account No. 0760315215

                                                                      SCHEDULE 2

                    LIST OF NAMES UNDER WHICH SELLER IS DOING BUSINESS
                      AND ADDRESSES AT WHICH SELLER IS DOING BUSINESS

      NAMES UNDER WHICH SELLER IS                   ADDRESSES AT WHICH
    DOING BUSINESS AND PAYEE NAMES               SELLER IS DOING BUSINESS

EqualNet Corporation                            1250 Wood Branch Park Drive
                                                Houston, Texas   77079
Creative Communications                         (Harris County)
Creative Communications International
Agency Services
Equal Net Communications
EqualNet Communications
US Business Alliance
Digital Network Services
Agency Services
Equal WATS
EqualNet
United WATS
ACMI
Enhanced Wats
Tele Consortium
Comtel
UWI
Network Plus
NPI

                                                                 SCHEDULE 4.1(C)

LEGAL PROCEEDINGS

From time to time the Company is involved in what it believes to be routine litigation or other legal proceedings that may be considered as part of the ordinary course of its business. Currently the Company is involved in litigation filed in August, 1995 under Cause No. 95-CH-01472 in the Circuit Court of the Seventh Judicial Circuit of Sangamon County, Illinois brought by the Illinois Attorney General under that state's Consumer Fraud and Deceptive Business Practices Act seeking injunctive relief, attorneys fees and civil penalties in the amount of $50,000 for each violation of that Act. The Company is also involved in litigation filed in February, 1996 under Cause No. 95-CH-01472, in the Chancery Court of Pulansky County, Arkansas, 1st Division brought by the Arkansas Attorney General under that state's Deceptive Trade Practices Act seeking injunctive relief, attorneys fees, restitution to consumers and civil penalties in the amount of $10,000 for each violation of the Act. The Company is also involved in litigation filed in February, 1996 in the Fourth Judicial District of the State of Idaho in and for the County of Ada under Cause No. CV-DC-9600809D brought by the Idaho Attorney General under that state's Consumer Protection Act, Telephone Solicitation Act and Rules of Telephone Solicitations seeking injunctive relief, restitution to consumers, attorneys fees and civil penalties in the amount of $5,000 for each violation of either the Consumer Protection or Telephone Solicitation Acts. Each of these matters allege that the Company has received an excessive number of customer complaints that long-distance service was switched to EqualNet without the customer's knowledge or informed consent, with remedies being sought under the deceptive trade practices-consumer protection statutes of these states. While the Company acknowledges that some customers may not fully understand the technical distinction between being a customer of one of the Company's underlying carriers and being a customer of EqualNet with all network processes being handled by those same underlying carriers, the Company vigorously denies that it has engaged in any program or pattern of wrongfully switching customers' long-distance service in violation of state or federal laws. Although it is not possible at this time to predict with any degree of certainty the ultimate exposure of the Company in these matters, the Company does not believe that the outcome of any of these proceedings will have a material adverse effect on the Company's results of operations or financial condition.

The Company has been informed by the Attorney Generals from the states of Arizona, Kansas, Michigan, Nevada, New Jersey, Tennessee, Texas, and Wisconsin that they intend to participate in any settlement of the above legal proceedings which settlements would include consent orders in each jurisdiction.

The Company has been informed that American Teletronics Long Distance and Metro Link Communications, Inc., have filed suit against EqualNet Corporation and EqualNet Wholesale Services, Inc., under Cause No. 97-C-2842 in the United States District Court for the Northern District of Illinois, Eastern Division. However, the Company has not been served with citation in that matter and is not yet been required to file an answer.

                                                                 SCHEDULE 4.1(I)

ASSUMED NAMES - EQUALNET CORPORATION

1.  Agency Services

2.  Equal Net Communications

3.  EqualNet Communications

4.  Creative Communications

5.  Creative Communications International

6.  U.S. Business Alliance

7.  Digital Network Services


ADDITIONAL PAYEE NAMES RECIEVED FROM PAYOFFS

1.  Equal WATS

2.  EqualNet

3.  United WATS

4.  ACMI

5.  Enhanced WATS

6.  Tele Consortium

7.  Comtel

8.  UWI

9.  Network Plus

10. NPI

                                                                      SCHEDULE 6

                          EqualNet Corporation (DE DOM)
                                    Formerly
                           EqualNet Acquisition Corp.

                                    6-17-97

          NAME
       QUALIFIED
STATE    UNDER       STATUS
-----  ---------     ------
AL      current      not in good standing; details confidential at Revenue Dept.
AK   did not check
AR      current      in good standing; however annual report due 6-1-97 not filed
AZ      current      revoked 5-10-97
CA      former       in good standing; however annual report due 3-97 not filed
CO      current      not in good standing; biennial report due 5-1-97 not filed
CT      former       in good standing;
DC      current      not in good standing; biennial report due 4-15-97 not filed
DE      current      in good standing; however annual report due 3-1-97 not filed
FL      former       not in good standing; annual report due 5-1-97 not filed
GA      former       not in good standing; annual report due 3-31-97 not filed
HI      current      in good standing; annual report due by 6-30-97
IA      current      not in good standing; annual report due 3-31-97 not filed
ID      current      revoked 12-2-96
IL      former       not in good standing; annual report due 2-1-97 not filed
IN      former       not in good standing; 1st biennial report due 2-28-97 not
                     filed
KS      current      revoked 1-15-97
KY      current      in good standing; next annual report due by 6-30-97
LA      current      not in good standing; annual report due 3-6-97 not filed
MA      former       not in good standing; annual report due 9-15-97 not filed
MD      current      not in good standing; annual report due 4-15-97
ME      current      not in good standing; annual report due 6-1-97 not filed
MI      former       in good standing; however annual report due 5-15-97 not filed
MN      former       not in good standing; annual report due 5-15-97 not filed
MO      current      in good standing; next annual report due 10-15-97
MS      current      in good standing; however annual report due 4-1-97 not filed
MT      former       not in good standing; annual report due 4-1-97 not filed
NC      current      not in good standing; annual report due 4-30-97 not filed
ND      current      in good standing; however annual report due 5-15-97 not filed
NE      former       revoked 4-16-97
NH      current      not in good standing; annual report due 4-1-97 not on record
NJ      former       not in good standing; annual report due 2-28-97 not filed
NM      former       not in good standing; biennial report due 3-15-97 not filed
NV      former       not in good standing; annual report due 3-1-97 not filed
NY      current      active; however biennial report due 2-28-97 not filed
OH      former       in good standing; however annual reports for '96 & '97 not filed
OK      former       revoked 1-10-97
OR      former       revoked 4-17-97
PA      former       in good standing; no reports are filed at Secy of State in PA
RI      former       not in good standing; annual report due 3-1-97 not filed
SC      former       revoked 3-28-97
SD      former       not in good standing; annual report due 5-1-97 not filed
TN      former       active; next annual report due 10-1-97 (Rev. also determines status)
TX      current      active at Secy of State; in TEMPORARY good standing at Comptroller-
                     franchise tax return due 5-15-97 and IF received not yet posted
UT      current      in good standing; however listed as UT domestic; state checking files
VA      current      in good standing; next report due 4-98
VT      former       revoked 10-6-97
WA      former       in good standing; next report due 2-98
WI      former       in good standing; however annual report due 3-31-97 not filed
WV      former       in good standing;
WY      former       not in good standing; annual report due 2-1-97 not filed

                                                                         ANNEX 3

                       BILLING SERVICE AGREEMENTS

1. One Plus Billing and Information Management Services Agreement between Billing Information Concepts, Inc. d/b/a U.S. Billing and EqualNet Corporation dated August 1, 1996.

2. Enhanced Services Billing and Information Management Services Agreement between Enhanced Services Billing, Inc. and EqualNet Corporation dated August 1, 1996.